Exhibit 10.1

Support Agreement

THIS SUPPORT AGREEMENT is entered into as of August 8, 2017 (this “Agreement”), is entered into by and among Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”), the undersigned stockholder of the Company (“Stockholder”), and CPS Performance Materials Corp., a Delaware corporation (“Parent”). For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as hereinafter defined).

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and CPS Performance Materials Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of Common Stock and Preferred Stock beneficially owned by Stockholder and set forth on Exhibit A (the “Original Shares” and, together with any additional shares of Common Stock or Preferred Stock acquired after the date of this Agreement pursuant to Section 5, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Representations of Stockholder. Stockholder represents and warrants to Parent and the Company that, as of the date hereof and as of the Effective Time:

a.                  (i) Stockholder (A) owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares set forth on Exhibit A, and (B) will own beneficially any additional Shares acquired after the date of this Agreement, in each instance, free and clear of all Encumbrances, and (ii) except pursuant hereto, there (A) are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition, Transfer (as hereinafter defined) or voting of any of the Original Shares set forth on Exhibit A, and there are no voting trusts or voting agreements with respect to such Original Shares, and (B) there will not be any options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition, Transfer or voting of any of additional Shares acquired after the date of this Agreement, and there will not be any voting trusts or voting agreements with respect to such additional Shares.

b.                  Stockholder does not beneficially own any shares of Common Stock or Preferred Stock other than (i) the Original Shares set forth on Exhibit A and (ii) any options, warrants or other securities, interests or rights to acquire any additional shares of Common Stock or Preferred Stock or any security exchangeable or exercisable for or convertible into shares of Common Stock or Preferred Stock, in each instance, set forth on the signature page of this Agreement (collectively, “Options”).

c.                  Stockholder has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 2(b)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

d.                  None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any Contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.

e.                  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other Laws in order for Stockholder to enter into and perform its obligations under this Agreement.

f.                   There is no litigation pending against or, to the knowledge of Stockholder, threatened against or affecting, Stockholder or the Shares at law or in equity that could reasonably be expected to impair or adversely affect the ability of Stockholder's obligations hereunder.

g.                  Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

2.     Agreement to Vote Shares; Irrevocable Proxy.

a.                  In furtherance of the foregoing, Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or to execute a written consent or consents with respect to the Shares if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any annual or special meeting of stockholders of the Company: (i) in favor of the adoption and approval of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the other Transaction Agreements of the at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any Takeover Proposal or Superior Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement and the other Transaction Agreements or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of capital stock the Company (including any amendments to the Company’s Organizational Documents. In the event Stockholder executes a written consent conveying the Shares as contemplated above and voting in favor of the adoption and approval of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Stockholder (i) represents and warrants that written consent shall, when executed and delivered, be duly and validly executed and delivered and binding upon Stockholder, and (ii) covenants and agrees that such written consent will be binding upon Stockholder and enforceable at the Effective Time.

b.                  Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 2(a). in the event that either (i) Stockholder breaches any of its obligations under this Agreement, or (ii) Stockholder fails to vote or act by written consent with respect to the Shares in accordance with Section 2(a) prior to or at the meeting of the stockholders of the Company at which the matters described in Section 2(a) are considered or the last date by which written consents with respect to such matters are required to be delivered in order to be effective. This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.     No Voting Trusts or Other Arrangement. Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

4.     Transfer and Encumbrances. Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, tender, grant a security interest in, hypothecate, or otherwise convey or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any Contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 4 shall be null and void. This Section 4 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder's successors, heirs, legal representatives, trustees, executors or assigns.

5.     Additional Shares. Stockholder agrees that all shares of Common Stock or Preferred Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement (including, for the avoidance of doubt, and shares of Common Stock or Preferred Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of upon the exercise, exchange or conversion of any Options) shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

6.     Waiver of Appraisal and Dissenters’ Rights. Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares, including but not limited to in accordance with Section 2.14 of the Merger Agreement.

7.     Documentation, Information and Communication. Stockholder (i) consents and authorizes the Company to (a) publish and disclose in the Company Information Statement, any Current Report on Form 8-K and any other documents required to be filed with the United States Securities and Exchange Commission or any regulatory authority in connection with the Merger, Stockholder's identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to any required filing with the United States Securities and Exchange Commission or any regulatory authority relating to the Merger and (ii) agrees promptly to give to the Company or Parent any information that the Company or Parent may reasonably require for the preparation of any such disclosure documents. Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any information supplied by it specifically for use in any disclosure document, if and to the extent that any shall become false or misleading in any material respect.

8.     Voting Restrictions.

a.                  Stockholder understands and agrees that if Stockholder attempts to vote or provide any other Person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

b.                  Except as otherwise permitted by this Agreement, Stockholder will not commit any act that restricts Stockholder’s legal power, authority and right to vote all of the Shares or otherwise prevent or disable Stockholder from performing any of Stockholder’s obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement, Stockholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in accordance with this Agreement.

9.     Representations of the Company. The Company represents and warrants to Parent and Stockholder that, as of the date hereof and as of the Effective Time:

a.                  The Company has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully the Company’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

b.                  None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any Contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to the Company or to the Company’s property or assets, including the Business.

c.                  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Company is required in connection with the valid execution and delivery of this Agreement.

d.                  There is no litigation pending against or, to the knowledge of the Company, threatened against or affecting, the Company or the Shares at law or in equity that could reasonably be expected to impair or adversely affect the ability of the Company’s or the Stockholder's obligations hereunder.

10.   Representations of Parent. Parent represents and warrants to the Company and Stockholder that, as of the date hereof and as of the Effective Time:

a.                  Parent has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Parent’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of the Company, enforceable against Parent in accordance with its terms.

b.                  None of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any Contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Parent or to Parent’s property or assets.

c.                  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Parent is required in connection with the valid execution and delivery of this Agreement.

11.   Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is validly terminated in accordance with its terms and (iii) the date that is six months from the date of the Merger Agreement.

12.   No Agreement as Director or Officer. Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office), and nothing in this Agreement will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders, if applicable.

13.   Specific Performance; Option to Purchase.

a.                  Each party hereto acknowledges that it will be impossible to measure in money the damage to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

b.                  In the event that either (i) Stockholder breaches any of its obligations under this Agreement, or (ii) Stockholder fails to vote or act by written consent with respect to the Shares in accordance with Section 2(a) prior to or at the meeting of the stockholders of the Company at which the matters described in Section 2(a) are considered or the last date by which written consents with respect to such matters are required to be delivered in order to be effective (the Business Day prior to such date, the “Cutoff Date”), Parent shall have the right, which shall not be an obligation, to purchase the Shares on the Cutoff Date, via written notice to the Stockholder, for per-share consideration that, in Parent’s reasonable best estimate (taking into account the estimate of any Adjustments and other similar concepts), Stockholder would be entitled to receive in accordance with Article II of the Merger Agreement upon the consummation of the Merger.

14.   Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by Parent and the Stockholder. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

15.   Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

If to Parent:

CPS Performance Materials Corp.

c/o Arsenal Capital Partners

100 Park Avenue, 31st Floor

New York, NY 10017

Attention: Roy Seroussi

With a copy to (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Facsimile:

Telephone: (212) 335-4575

Attention: Daniel Eisner, Esq.

If to the Company:

Cyalume Technologies Holdings, Inc.

910 SE 17th Street, Suite 300

Fort Lauderdale, FL 33316

Facsimile: (954) 315-3778

Telephone: (954) 315-4920

Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

401 East Las Olas Boulevard

Suite 2000

Fort Lauderdale, FL 33301

Facsimile: (954) 765-1477

Telephone: (954) 765-0500

Attention: Bruce I. March, Esq.

If to the Stockholder:

Facsimile:
Telephone:

16.   Miscellaneous.

a.                   This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

b.                  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware State Court, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any federal court located in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 16(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c.                   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(C).

d.                  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

e.                   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument, and such execution may be done by original signature or by email of a PDF document (with confirmation of transmission).

f.                   Each party hereto shall execute and deliver such additional documents as may be necessary to effect the transactions contemplated by this Agreement.

g.                  All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

h.                  Notwithstanding anything in this Agreement to the contrary, the obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the parties to the Merger Agreement, and the parties hereto agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

i.                    None of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 16(i) shall be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CYALUME TECHNOLOGIES HOLDINGS, INC.
By: ______________________________ Name: Title:
CPS PERFORMANCE MATERIALS CORP.
By: ______________________________ Name: Title:
STOCKHOLDER
By: ______________________________ Name: TITLE:

Exhibit A

Number of Shares of Common Stock:

Number of Shares of Preferred Stock:

Number of Options: